Exhibit 23.1
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2004 in this Form SB-2/A, and related Prospectus of Ophthalmic Imaging Systems for the registration of 1,180,528 shares of its common stock.



PERRY-SMITH LLP


/s/ Perry-Smith LLP
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Sacramento, California
August 23, 2004